Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Registration No. 333-36739) of PECO Energy Company of our report on our audits of the financial statements of the PECO Energy Employee Savings Plan as of December 31, 1999 and 1998 and for each of the two years in the period ended December 31, 1999, dated June 26, 2000, which appears on page 3 of this Form 11-K.







/s/ PricewaterhouseCoopers LLP

Philadelphia, PA 19103
June 26, 2000